Revised Schedule A

(1) Effective as of the Amendment Date, with respect to each Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.83000%
For the next $2.5 billion	0.80925%
For the next $2.5 billion	0.78850%
For the next $2.5 billion	0.76775%
For the amount over $10 billion	0.74700%

Fund	Ticker	Effective Date of Agreement
First Trust RiverFront Dynamic Developed International ETF	RFDI	February 4, 2016

(2) Effective as of the Amendment Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.95000%
For the next $2.5 billion	0.92625%
For the next $2.5 billion	0.90250%
For the next $2.5 billion	0.87875%
For the amount over $10 billion	0.85500%

Fund	Ticker	Effective Date of Agreement
First Trust RiverFront Dynamic Emerging Markets ETF	RFEM	February 4, 2016

(3) Effective as of the Amendment Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.80000%
For the next $2.5 billion	0.78000%
For the next $2.5 billion	0.76000%
For the next $2.5 billion	0.74000%
For the amount over $10 billion	0.72000%

Fund	Ticker	Effective Date of Agreement
First Trust Horizon Managed Volatility Developed International ETF	HDMV	August 22, 2016

(4) Effective as of the Amendment Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.70000%
For the next $2.5 billion	0.68250%
For the next $2.5 billion	0.66500%
For the next $2.5 billion	0.64750%
For the next $5 billion	0.63000%
For the amount over $15 billion	0.59500%

Fund	Ticker	Effective Date of Agreement
First Trust Horizon Managed Volatility Domestic ETF	HUSV	August 22, 2016

(5) On the Amendment Date and thereafter, for as long as its Fee Waiver Agreement remains in effect, the investment management fee of the Fund listed below shall continue to be equal to the annual rate of 0.65% of such Fund’s average daily net assets. If its Fee Waiver Agreement expires or is otherwise terminated, then effective as of the date of such expiration or termination, such Fund’s investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.65000%
For the next $2.5 billion	0.63375%
For the next $2.5 billion	0.61750%
For the next $2.5 billion	0.60125%
For the amount over $10 billion	0.58500%

Fund	Ticker	Effective Date of Agreement
First Trust California Municipal High Income ETF	FCAL	June 16, 2017

(6) Effective as of the Amendment Date, with respect to the Fund listed below, the investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.85000%
For the next $2.5 billion	0.82875%
For the next $2.5 billion	0.80750%
For the next $2.5 billion	0.78625%
For the amount over $10 billion	0.76500%

Fund	Ticker	Effective Date of Agreement
First Trust Institutional Preferred Securities and Income ETF	FPEI	August 14, 2017

(7) On the Amendment Date and thereafter, for as long as its Fee Waiver Agreement remains in effect, the investment management fee of the Fund listed below shall continue to be equal to the annual rate of 0.70% of such Fund’s average daily net assets. If its Fee Waiver Agreement expires or is otherwise terminated, then effective as of the date of such expiration or termination, such Fund’s investment management fee shall be accrued daily and calculated in accordance with the following schedule:

Average Daily Net Assets	Annual Rate
For the first $2.5 billion	0.70000%
For the next $2.5 billion	0.68250%
For the next $2.5 billion	0.66500%
For the next $2.5 billion	0.64750%
For the amount over $10 billion	0.63000%

Fund	Ticker	Effective Date of Agreement
First Trust Municipal High Income ETF	FMHI	October 26, 2017